UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

DTLL, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-30608	41-1279182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 West 82nd, Suite 1200, Bloomington, MN		55431
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (952) 881-4105

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01. Entry into a Material Definitive Agreements

We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of May 7, 2006 the Company entered into an Agreement (the "Agreement") with Aspatuck Funding, LLC, ("Aspatuck"). The agreement provided for funding working capital of $260,000 to the Company. The Company was the beneficiary of the Agreement and granted consideration in the form of a Convertible Note, due 120 days from the date of funding, pursuant to the terms and conditions of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2006	DTLL, Inc.

By /s/ Dual Cooper
Dual Cooper, President